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Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is entered into effective as of October 11, 2002, between SoundView Technology Group, Inc., a Delaware corporation (the "Corporation"), and Gerard P. Maus (the "Employee").

W I T N E S S E T H:

        The Corporation desires to confirm the continued employment of the Employee in order to have the benefits of his expertise and knowledge. The Employee, in turn, desires to continue his employment with the Corporation on the terms set forth in this Agreement. The parties, therefore, enter into this Agreement to establish the terms and conditions of the Employee's continued employment with the Corporation.

        In consideration of the mutual covenants and representations contained in this Agreement, the Corporation and the Employee agree as follows:

        1.    Employment of Employee; Duties.

        The Corporation agrees to employ the Employee, and the Employee agrees to be employed by the Corporation, as a Managing Director, Chief Financial Officer and Chief Administrative Officer in the Old Greenwich office, for the period specified in Section 2 (the "Employment Period"), subject to the terms and conditions of this Agreement. During the Employment Period, the Employee shall report to the Chief Executive Officer or such other senior executive as the Corporation may deem appropriate from time to time and he shall assume such duties and responsibilities as may be properly assigned to him by the Corporation.

        2.    Employment Period.    The Employment Period shall begin on November 1, 2002 and shall continue until the later of December 31, 2003, or the payment of the 2003 Bonus.

        3.    Base Salary.    During the Employment Period, the Corporation shall pay the Employee at a monthly rate equal to an annual salary of Two Hundred Thousand Dollars ($200,000) (the "Base Salary"). The Base Salary shall be payable in equal periodic installments which are not less frequent than the periodic installments in effect for salaries of other senior executives of the Corporation. The Base Salary shall be subject to annual review for upward adjustments based on the policies of the Corporation and the Employee's contributions to the business of the Corporation.

        4.    Annual Bonus Plan    During the Employment Period, the Employee shall be entitled to participation at the senior executive level in the Corporation's bonus plan. For the period ending December 31, 2002, the Employee shall be entitled to a guaranteed bonus of at least One Hundred Thousand Dollars ($100,000) (the "2002 Guaranteed Bonus"), and for the period from January 1, 2003 to December 31, 2003, a guaranteed bonus of at least Three Hundred and Fifty Thousand Dollars ($350,000) (the "2003 Guaranteed Bonus"). The 2002 Guaranteed Bonus shall be paid no later than January 31, 2003 and the 2003 Guaranteed Bonus shall be paid no later than January 31, 2004. The 2002 and 2003 Guaranteed Bonuses are intended to be, and are understood by Employee to be, an inducement to continued employment throughout the Employment Period and continued employment by the Employee throughout the period covered by the applicable Guaranteed Bonus, except as may otherwise be provided in Section 8, is a requirement for payment to be made by the Corporation. The amount of the bonus, if any, in excess of the 2003 Guaranteed Bonus, shall take into account various factors, including the overall financial performance of the Corporation and may include, if applicable, achievement of objective written goals set for the Executive by mutual agreement with the Corporation, it being understood that the goal for achieving all such objectives shall be a total bonus for 2003 of at least Four Hundred and Fifty Thousand ($450,000) dollars, but it also being understood and agreed that any such additional bonus shall be in the sole and absolute discretion of the Corporation.

        5.    Benefits.

        (a)    In addition to and except for the matters governed by this Agreement, the Employee shall be entitled to all employee benefits and perquisites, including but not limited to pension, deferred compensation plans, incentive, stock options, group life insurance, disability, sickness and accident insurance and health benefits under such plans and programs as provided to other Managing Directors of the Corporation from time to time.

        (b)    The Employee shall be entitled to four (4) weeks paid vacation as well as holidays, leave of absence and leave for illness and temporary disability in accordance with the policies of the Corporation.

        (c)    The Employee shall be entitled to reimbursement for normal and customary business expenses in accordance with the Company's policies for expense reimbursement. The Corporation shall pay the Employee's reasonable relocation expenses associated with his move from the Boston, Ma. area to the Old Greenwich, Connecticut area, not to exceed $75,000.

        6.    Restricted Stock Grant.

        The Employee shall be granted One Hundred Thousand (100,000) shares of restricted stock of the Corporation on his first day of employment at the Company (currently scheduled for November 1, 2002). In addition, the Employee shall receive a restricted stock grant on January 31, 2003 of Fifty Thousand (50,000) Shares and a further grant of restricted stock at the time of the payment of the 2003 Guaranteed Bonus of One Hundred Thousand (100,000) shares. The terms of the restricted stock grants shall be set forth in a Restricted Stock Agreement in the general form of Exhibit 1 and shall vest annually over a three (3) year period. In the event of changes in the Common Stock of the Corporation by reason of any stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Corporation shall make an equitable adjustment to the number of restricted shares to be granted hereunder.

        7.    Non-Disclosure; Non-Competition

        7.1    Employee Non-Disclosure, Non-Competition and Assignment of Inventions Agreement.    As a condition to this Agreement, Employee agrees to execute and comply with the terms and conditions of the "SoundView Technology Group, Inc. Employee Non-Disclosure, Non-Competition and Assignment of Inventions Agreement" (the "Non-Disclosure Agreement") attached as Exhibit 1.

        7.2    Confidentiality.    Employee covenants and agrees to keep this Agreement and its terms confidential and to not discuss or disclose the terms of this Agreement or any of the discussions or correspondence relating thereto with any past, present or future employees of the Corporation, any prospective employer(s) or any representatives thereof. Notwithstanding the foregoing, Employee may discuss and disclose the terms of this Agreement with his attorney, financial advisors and immediate family members, provided he first informs such individuals of their obligation to keep that information confidential.

        8.    Termination.

        8.1    Termination by the Corporation.

        (a)    The Corporation may terminate the Employee's employment under this Agreement without Cause (as defined in Section 8.1(b)), at any time by giving notice thereof to the Employee. The Employment Period shall terminate as of the date of such termination of employment.

        (b)    The Corporation may terminate the Employee's employment under this Agreement for Cause at any time by notifying the Employee of such termination. For all purposes of this Agreement, the Employment Period shall end as of the date of such termination of employment. "Cause" shall mean the Executive's (i) neglect, failure or refusal to timely perform the duties of his employment (other than by reason of a physical or mental illness or impairment), or his gross negligence in the performance of his duties, (ii) material breach of any agreements, covenants and representations made in any employment agreement or other agreement with the Corporation or any subsidiary, (iii) violation of any law, rule, regulation or by-law of any governmental authority (state, federal or foreign), any securities exchange or association or other regulatory or self-regulatory body or agency applicable to the Corporation or any subsidiary or any material general policy or directive of the Corporation or any subsidiary, (iv) conviction of, or plea of guilty or nolo contendere to, a crime involving moral turpitude, dishonesty, fraud or unethical business conduct, or a felony, (v) giving or accepting undisclosed material commissions or other payments in cash or in kind in connection with the affairs of the Corporation or its clients, (vi) failure to obtain or maintain any registration, license or other authorization or approval that the Corporation or any subsidiary reasonably believes is required in order for the Grantee to perform his duties, it being understood and agreed that at a minimum the Executive shall obtain a Series 27 license within ninety days of his first day of work, or (vii) habitual abuse of alcohol or drugs.

        8.2    Termination by the Employee.    The Employee may terminate this Agreement at any time, for any reason or for no reason at all, by giving notice thereof to the Corporation at least thirty (30) days before the effective date of such termination. The Employment Period shall terminate as of the date of such termination of employment.

        8.3    Severance Benefits.

        (a)    If the Employee's employment under this Agreement is terminated on or before the end of the Employment Period by the Corporation without Cause (as defined in Section 8.4) or by the Employee for Good Reason (as defined in Section 8.3(d)) (i) the Corporation shall pay the Employee a lump sum cash payment, within thirty (30) days of the date of such termination, equal to the minimum 2002 Guaranteed Bonus, if not yet paid, and the 2003 Guaranteed Bonus.

        (b)    If the Employee's employment under this Agreement is terminated by the Corporation for Cause or by the Employee without Good Reason, the Corporation shall pay the Employee a lump sum cash payment within thirty (30) days of the date of such termination, equal to (i) Employee's unpaid Base Salary to the termination date.

        (c)    If the Employee's employment under this Agreement is terminated by reason of the death of the Employee or the total disability of the Employee (as defined in Section 7.4), the Corporation shall pay a prorated portion of the 2002 Guaranteed Bonus (prorated from November 1, 2002 to the date of termination) if the death or disability occurs during 2002, or all of the 2002 Guaranteed Bonus if the death or disability occurs after December 31, 2002 but prior to the payment of the 2002 Bonus by the Corporation, and a prorated portion of the 2003 Guaranteed Bonus (prorated from January 1, 2003 to the date of termination if the death or disability occurs during 2003 or prior to the payment of the 2003 Guaranteed Bonus).

        (d)    "Good Reason" means any material failure by the Corporation to pay or provide the compensation and benefits under this Agreement; provided that, in each such event, the Employee shall give the Corporation notice thereof which shall specify in reasonable detail the circumstances constituting Good Reason, and there shall be no Good Reason with respect to any such circumstances cured by the Corporation within thirty (30) days after such notice.

        (e)    If the Employee is entitled to receive payments or other benefits under this Agreement upon the termination of his employment with the Corporation, the Employee hereby irrevocably waives the right to receive any payments or other benefits under any other severance or similar plan maintained by the Corporation ("Other Severance Plan"), provided, however, that if the payments and other benefits provided under such Other Severance Plan exceed the payments and other benefits under this Agreement, the Employee, in his sole discretion, may elect to receive the payments and benefits under such Other Severance Plan in lieu of the payments and benefits under this Agreement upon his termination of employment. Notwithstanding anything to the contrary in this Agreement, nothing contained herein shall affect Employee's rights with respect to any stock option, restricted stock or other equity participation granted pursuant to any stock option, restricted stock, or other equity participation plan of the Corporation or its affiliates, all of which shall be governed by the terms of the governing documents, including the specific grant documents.

        8.4    Termination by Death or Disability.    Except for the right to the payment of any unpaid Base Salary or prorated Guaranteed Bonus, as provided in this Agreement, this Agreement shall terminate automatically upon the Employee's death. If the Corporation determines in good faith that the Employee has a "total disability" (within the meaning of such term or of a similar term as defined in the Corporation's long-term disability plan as in effect from time to time), the Corporation may terminate his employment under this Agreement by notifying the Employee thereof at least thirty (30) days before the effective date of such termination.

        9.    Notices.    Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Employee at the last address he has filed in writing with the Corporation or, in the case of the Corporation, to the Corporation's principal executive offices.

        10.    Withholding Taxes.    The Corporation shall have the right, to the extent required by law, to withhold from any payment of any kind due to the Employee under this Agreement to satisfy the tax withholding obligations of the Corporation under applicable law.

        11.    Binding Agreement; Waiver.    This Agreement shall be binding upon the Employee and the Corporation on and after the date of this Agreement. The rights and obligations of the Corporation under this agreement shall inure to the benefit of and shall be binding upon the Corporation and any successor of the Corporation, and the benefits of this Agreement shall inure to the benefit of the Employee's estate and beneficiaries in the event of the Employee's death or legal guardian in the event of his total disability. Neither party may assign his or its duties or rights under this Agreement without the prior written consent of the other party; provided, however that (i) the Corporation may assign this Agreement to any subsidiary, parent or affiliate, without the consent of the Employee, and such assignment shall not, in and of itself, constitute, a termination of employment under this Agreement and (ii) this Agreement may be assigned without consent in connection with any sale of all or substantially all of the Corporation's assets or upon any merger, consolidation or reorganization of the Corporation with or into any other corporation.

        12.    Entire Agreement.    This Agreement and the SoundView Technology Group, Inc. Employee Non-Disclosure, Non-Competition and Assignment of Inventions Agreement constitute the entire understanding of the Employee and the Corporation with respect to the subject matter hereof and supersedes and voids any and all prior agreements or understandings, written or oral, regarding the subject matter hereof. This Agreement may not be changed, modified, or discharged orally, but only by an instrument in writing signed by the parties.

        13.    Governing Law and Severability.    This Agreement shall be governed by the laws of the State of New York (without giving effect to choice of law principles or rules thereof that would cause the application of the laws of any jurisdiction other than the State of New York) and the invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        14.    Arbitration.    DISPUTES REGARDING THE EMPLOYEE'S EMPLOYMENT WITH THE CORPORATION, INCLUDING, WITHOUT LIMITATION, ANY DISPUTE UNDER THIS AGREEMENT WHICH CANNOT BE RESOLVED BY NEGOTIATIONS BETWEEN THE CORPORATION AND THE EMPLOYEE, BUT EXCLUDING ANY DISPUTES REGARDING THE EXECUTIVE'S COMPLIANCE WITH THE RESTRICTIONS OF THE EMPLOYEE NON-DISCLOSURE, NON-COMPETITION AND ASSIGNMENT OF INVENTIONS AGREEMENT REFERRED TO IN SECTION 6 OF THIS AGREEMENT, SHALL BE SUBMITTED TO, AND SOLELY DETERMINED BY, FINAL AND BINDING ARBITRATION CONDUCTED BY JAMS/ENDISPUTE, INC.'S ARBITRATION RULES APPLICABLE TO EMPLOYMENT DISPUTES, AND THE PARTIES AGREE TO BE BOUND BY THE FINAL AWARD OF THE ARBITRATOR IN ANY SUCH PROCEEDING. THE ARBITRATOR SHALL APPLY THE LAWS OF THE STATE OF NEW YORK WITH RESPECT TO THE INTERPRETATION OR ENFORCEMENT OF ANY MATTER RELATING TO THIS AGREEMENT; IN ALL OTHER CASES THE ARBITRATOR SHALL APPLY THE LAWS OF THE STATE SPECIFIED IN THE CORPORATION'S ALTERNATIVE DISPUTE RESOLUTION POLICY AS IN EFFECT FROM TIME TO TIME (IF ANY). ARBITRATION MAY BE HELD IN NEW YORK, NEW YORK, OR SUCH OTHER PLACE AS THE PARTIES HERETO MAY MUTUALLY AGREE, AND SHALL BE CONDUCTED SOLELY BY A FORMER JUDGE. JUDGMENT UPON THE AWARD BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

SOUNDVIEW TECHNOLOGY GROUP, INC.

Mark F. Loehr Chief Executive Officer

EMPLOYEE:

Date:

Exhibit 2

SOUNDVIEW TECHNOLOGY GROUP, INC.

EMPLOYEE NON-DISCLOSURE, NON-COMPETITION
AND ASSIGNMENT OF INVENTIONS AGREEMENT

+

        In consideration and as a condition of the continued employment of Troy Nickerson (the "Employee") by SoundView Technology Group, Inc. (the "Company"), the Employee hereby agrees with the Company as follows:

        1.    Use of Confidential Information.    During the course of the Employee's employment with the Company, the Employee has and will continue to gain access to or knowledge of, or work on the development or creation of Confidential Information (as hereinafter defined). The Employee hereby agrees that he will not at any time, whether during or after the termination of his employment, reveal to any person or entity any Confidential Information of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing his duties as an employee of the Company or except as may be required pursuant to a subpoena or summons, issued by or a final order of a court of competent jurisdiction or other governmental or regulatory authority, and the Employee shall keep secret all Confidential Information and shall not use or attempt to use any such information in any manner, except as may be required in the ordinary course of performing his duties as an employee of the Company.

        2.    Definition of Confidential Information.    As used herein, the term "Confidential Information" shall mean all trade secrets and confidential and proprietary information relating to the Company, including, without limitation: (a) supplier and customer lists, supplier and customer-specific information, user lists, vendor lists and content provider lists; (b) planning data and selling and marketing strategies; (c) product and process designs, formulas, processes, plans, drawings, concepts, techniques, systems, strategies, software programs and works of authorship; (d) manufacturing and operating methods; (e) research and development data and materials, including those related to the research and development of products, materials or manufacturing and other processes; (f) financial and accounting information, financial and accounting records, pricing information, projects, budgets, projections and forecasts; (g) all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, databases, algorithms, computer programs and other software, know-how, trade secrets, proprietary processes and formulae, inventions, trade dress, logos, design and all documentation and media constituting, describing or relating to the above; and (h) other information with respect to the Company, which, if divulged to the Company's competitors, would impair the Company's ability to compete in the marketplace.

        Confidential Information shall not include: (i) information that at the time of disclosure is in the public domain through no fault of the Employee; (ii) information received from a third party outside of the Company that was disclosed without a breach of any confidentiality obligation; or (iii) information approved for release by written authorization of the Company.

        In the event the Employee becomes legally compelled to disclose Confidential Information pursuant to a subpoena, summons, order or other judicial or governmental process, the Employee shall provide the Company with prompt notice thereof so that the Company may seek a protective order or another appropriate remedy, or waive compliance with the relevant provisions of this agreement. In the event such a protective order or other remedy is not obtained, or that such a waiver is granted, the Employee shall furnish only that portion of the Confidential Information that is legally required.

        3.    Return of Confidential Information.    The Employee hereby further agrees that during his employment he shall not take, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than in the ordinary course of his employment or for the benefit of the Company. The Employee further agrees that he shall not, after the termination of his employment, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company and that promptly following the termination of his employment, the Employee shall deliver all of the foregoing, and all copies thereof, to the Company at its main office.

        4.    Assignment of Developments.    If at any time or times in the course of his employment the Employee shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work-of-authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that (a) relates to the business of the Company or any of the products or services being developed, manufactured, sold or provided by the Company or which may be used in relation therewith, (b) results from tasks assigned to the Employee by the Company or (c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and the Employee shall promptly disclose to the Company (or any persons designated by it) each such Development and hereby assigns any rights the Employee may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary documentation, plans and models) to the Company.

        Upon disclosure of each Development to the Company, the Employee will, during his employment and at any time thereafter, at the reasonable request and cost (including reasonable charges for the Employee's time following his termination of employment with the Company) of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

  a.
  to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks, service marks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

  b.
  to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyrights, trademarks, service marks or other analogous protection.

        In the event the Company is unable, after reasonable effort, to secure the Employee's signature on any letters patent, copyrights, trademarks, service marks or other analogous protection relating to a Development because of an action or inaction on the part of the Employee, whether because of the Employee's physical or mental incapacity or for any other reason whatsoever caused by the Employee, the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Employee's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of any such letters patent, copyrights, trademarks, service marks and other analogous protection thereon with the same legal force and effect as if executed by the Employee.

        5.    Non-Competition.    While employed at the Company, the Employee agrees that he will not, whether alone or as an individual proprietor, partner, officer, director, consultant, agent, employee or stockholder of any company or other commercial enterprise, directly or indirectly, engage in any business activity that competes with any business conducted by the Company or any of its subsidiaries at any time during the period of the Employee's employment with the Company, or any business planned by the Company or any of its subsidiaries at any time during the period of the Employee's employment with the Company nor otherwise assist such company or other commercial enterprise in engaging in such business activity. The Employee's ownership of any class of securities of a public company not in excess of one percent (1%) of such class of such securities and such ownership shall not, by itself, violate the terms of this Paragraph 5.

        6.    Non-Solicitation of Company Employees.    While employed at the Company and for a period of one (1) year after termination of the Employee's employment for any reason (whether voluntary or involuntary), the Employee will not, directly or indirectly, solicit, recruit or hire any employee of the Company to work for a third party other than the Company or engage in any activity that would cause any such employee to violate any agreement with the Company.

        7.    Employee Representations.

          (a)  The Employee hereby represents and warrants to the Company that, except as specifically disclosed in writing to the Company prior to commencing employment with the Company, the Employee is not bound by the terms of any agreement with any previous employees or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.

          (b)  The Employee further represents and warrants to the Company that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Employee in confidence or in trust prior to his employment with the Company, and the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

        8.    Injunctive Relief.    The Employee agrees that any breach of this Agreement by the Employee will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the Employee's obligations hereunder. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedy available for such breach or threatened breach. The prevailing party in any litigation arising under this Agreement shall be entitled to recover his or its reasonable attorneys' fees and expenses in addition to all other available remedies.

        9.    Miscellaneous.

          (a)  The Employee understands that this Agreement does not create an obligation on the Company or any other person or entity to continue the Employee's employment or to exploit any Developments.

          (b)  Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

          (c)  The Employee hereby acknowledges that the type and periods of restriction imposed in the provisions of this Agreement are fair and reasonable and are reasonably required for the protection of the Company's proprietary information and the goodwill associated with the business of the Company. The Employee hereby further acknowledges that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, the Employee agrees that if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (d)  The Employee's obligations under this Agreement intended to apply following the Employee's termination of employment with the Company shall survive the termination of the Employee's employment regardless of the manner of such termination and shall be binding upon the Employee's heirs, executors, administrators and legal representatives.

          (e)  The term "Company" shall include SoundView Technology Group, Inc. and any of its subsidiaries and divisions. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

          (f)    This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein (without regard to principles of conflicts of laws).

        IN WITNESS WHEREOF, the undersigned has executed this Employee Non-Disclosure, Non-Competition and Assignment of Inventions Agreement as of the    day of October 2002.

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EMPLOYMENT AGREEMENT
W I T N E S S E T H
Exhibit 2 SOUNDVIEW TECHNOLOGY GROUP, INC. EMPLOYEE NON-DISCLOSURE, NON-COMPETITION AND ASSIGNMENT OF INVENTIONS AGREEMENT